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                                                                     Exhibit 1.2

                       REPRESENTATIVE'S WARRANT AGREEMENT


     REPRESENTATIVE'S WARRANT AGREEMENT (the "REPRESENTATIVE'S WARRANT AGREEMENT" or "AGREEMENT"), dated as of ___________, 2003, between NATURAL GOLF CORPORATION (the "COMPANY") and GILFORD SECURITIES INCORPORATED, the Representative of the several underwriters (the "REPRESENTATIVE").

                                   WITNESSETH:

     WHEREAS, the Representative has agreed, pursuant to the underwriting agreement (the "UNDERWRITING AGREEMENT") dated ___________________, 2003 between the Company, the Representative, as the Representative of the several underwriters named in the Underwriting Agreement (the "UNDERWRITERS") and certain Selling Shareholders (the "SELLING SHAREHOLDERS"), to act as the Representative of the several underwriters named therein in connection with the Company's proposed public offering of up to 2,500,000 shares of the Company's common stock, no par value (the "COMMON STOCK") at $5.00 per share (the "PUBLIC OFFERING"); and

     WHEREAS, the Company proposes to issue to the Representative and/or member firms of the National Association of Securities Dealers, Inc. ("NASD") participating in the Public Offering and the BONA FIDE officers and partners thereof as permitted by Rule 2710(c)(7)(A) and (B) (the "RULE") of the NASD Conduct Rules (each, a "HOLDER," and collectively, the "HOLDERS"), warrants ("COMMON STOCK REPRESENTATIVE WARRANTS") to purchase up to 250,000 shares of Common Stock (the "SHARES"). The "COMMON STOCK REPRESENTATIVE WARRANTS" are also referred to as the "WARRANTS." The "SHARES" are also referred to as the "WARRANT SECURITIES;" and

     WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Holders in consideration for, and as part of the compensation in connection with, the Representative acting as Representative of the several underwriters pursuant to the Underwriting Agreement.

     NOW, THEREFORE, in consideration of the premises, the payment to the Company of $.0001 per Warrant, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT AND PERIOD. The above recitals are true and correct. The Public Offering has been registered under a Registration Statement on Form SB-2 (File No. 333-107802 and declared effective by the Securities and Exchange Commission (the "SEC" or "COMMISSION") on ____________, 2003 (the "EFFECTIVE DATE"). This Agreement, relating to the purchase of the Warrants, is entered into pursuant to the Underwriting Agreement between the Company and the Representative in connection with the Public Offering.

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     Pursuant to the Warrants, the Holders are hereby granted the right to purchase from the Company, at any time during the period commencing after the Closing Date of the Offering and expiring five (5) years after the Closing Date (the "EXPIRATION TIME"), up to 250,000 Shares at an initial exercise price (subject to adjustment as provided in SECTION 7 hereof) of $8.25 per share (165% of the per share price of the Common Stock in the Public Offering) (the "EXERCISE PRICE" or "PURCHASE PRICE"), subject to the terms and conditions of this Agreement.

     Except as specifically otherwise provided herein, the Shares constituting the Warrant Securities shall bear the same terms and conditions as such securities described under the caption "DESCRIPTION OF SECURITIES" in the Registration Statement, and as designated in the Company's Articles of Incorporation and any amendments thereto, and the Holders shall have registration rights under the Securities Act of 1933, as amended (the "ACT"), for the Warrants and the Shares, as more fully described in SECTION 7 of this Representative's Warrant Agreement.

     2. WARRANT CERTIFICATES. The warrant certificates (the "WARRANT CERTIFICATE") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in the form of Warrant Certificate, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3.   EXERCISE OF WARRANT.

          3.1  FULL EXERCISE.

               (a) The Holder may effect a cash exercise of the Common Stock Representative Warrants by surrendering to the Company the Warrant Certificate, together with a Subscription in the form of EXHIBIT A attached thereto, duly executed by such Holder, at any time prior to the Expiration Time, at the Company's principal office, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate purchase price (the "AGGREGATE PRICE"), subject to any adjustments provided for in this Agreement. The aggregate price hereunder for each Holder shall be equal to the Exercise Price multiplied by the number of Shares that are the subject of each Holder's Warrant (as adjusted as hereinafter provided).

               (b) The Holder hereof may effect a cashless exercise of the Common Stock Representative Warrants by delivering the Warrant Certificate to the Company together with a Subscription in the form of EXHIBIT B attached thereto, duly executed by such Holder, in which case no payment of cash will be required. Upon such cashless exercise, the number of Shares to be purchased by each Holder hereof shall be determined by dividing: (i) the number obtained by multiplying the number of Shares that are the subject of each Holder's Warrant Certificate by the amount, if any, by which the then Market Value (as hereinafter defined) exceeds the Purchase Price; by (ii) the then per share Market Value. In no event shall the Company be obligated to issue any fractional securities and, at the time it causes a certificate or certificates to be issued, it shall pay the Holder in lieu of any fractional securities or shares to which such Holder would otherwise be entitled, by the Company check, in an amount equal to such fraction multiplied by the Market Value. The "MARKET VALUE" shall be determined on a per

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Share basis as of the close of the business day preceding the date of exercise, which determination shall be made as follows: (a) if the Common Stock is listed for trading on a national or regional stock exchange or is included on the NASDAQ National Market or SmallCap Market, the average closing sale price quoted on such exchange or the NASDAQ National Market or SmallCap Market which is published in THE WALL STREET JOURNAL for the ten (10) trading days immediately preceding the date of exercise, or if no trade of the Common Stock shall have been reported during such period, the last sale price so quoted for the next day prior thereto on which a trade in the Common Stock was so reported; or (b) if the Common Stock is not so listed, admitted to trading or included, the average of the closing highest reported bid and lowest reported ask price as quoted on the National Association of Securities Dealer's OTC Bulletin Board or in the "PINK SHEETS" published by the National Daily Quotation Bureau for the first day immediately preceding the date of exercise on which the Common Stock is traded.

          3.2 PARTIAL EXERCISE. The Warrants may also be exercised from time to time in part by surrendering the Warrant Certificate in the manner specified in
SECTION 3.1 hereof, except that with respect to a cash exercise, the Purchase Price payable shall be equal to the number of securities being purchased hereunder multiplied by the per security Purchase Price, subject to any adjustments provided for in this Agreement. Upon any such partial exercise, the Company, at its expense, will forthwith issue to the Holder hereof a new Warrant Certificate or Warrants of like tenor calling in the aggregate for the number of securities (as constituted as of the date hereof) for which the Warrant Certificate shall not have been exercised, issued in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct.

     4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock shall be made forthwith (and, in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of SECTION 5 and SECTION 6 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the shares of Common Stock shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate, by acceptance thereof, covenants and agrees that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year

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from the Effective Date of the Public Offering, except (a) to a NASD member firm that participated in the Public Offering and the BONA FIDE officers or partners thereof; (b) by operation of law or (c) by reason of reorganization of the Company.

     6.   REGISTRATION RIGHTS.

          6.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrants and the Warrant Securities (collectively the "REGISTRABLE SECURITIES") have been registered under the Securities Act of 1933, as amended (the "ACT"). Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares shall bear the following legend in the event there is no current registration statement effective with the Commission at such time as to such securities:

     The securities represented by this certificate may not be offered or sold except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended, (ii) to the extent applicable, Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Securities Act and applicable state securities laws is available.

          6.2 PIGGYBACK REGISTRATION. If, at any time commencing on the first anniversary of the Closing Date and expiring seven (7) years after the Closing Date, the Company prepares and files a post-effective amendment to the Registration Statement, or a new Registration Statement under the Act, or files a Notification on Form 1-A or otherwise registers securities under the Act, or files a similar disclosure document with the Commission (each such filing, a "REGISTRATION DOCUMENT") as to any of its securities under the Act (other than under a Registration Statement pursuant to Form S-8 or Form S-4), it will give written notice by registered mail, at least twenty (20) days prior to the filing of such Registration Document to the Representative and to all other Holders of the Registrable Securities of its intention to do so. The Company shall include all Registrable Securities in such Registration Documents with respect to which the Company has received written requests for inclusion therein within fifteen
(15) days of actual receipt of the Company's notice.

     No Holder of Registrable Securities may participate in any registration hereunder which is underwritten unless such holder completes and executes all documents as are reasonable and customary in such offerings.

     The Company shall have the right at any time after it shall have given written notice pursuant to this SECTION 6.2 (irrespective of whether a written request for inclusion of any Registration Securities shall have been made) to elect not to file any such Registration Document, or to withdraw the same after the filing but prior to the effective date thereof.

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          6.3  DEMAND REGISTRATION.

               (a) At any time commencing one (1) year after the Closing Date until the Expiration Time, Holders of Registrable Securities representing more than fifty (50%) percent of such securities at that time outstanding (a "MAJORITY OF HOLDERS") shall have the right (which right is in addition to the registration rights under SECTION 6.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one
(1) occasion, a registration statement and/or such other documents, including a prospectus, and/or any other appropriate disclosure document as may be reasonably necessary in the opinion of both counsel for the Company and counsel for the Majority of Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable Securities for nine (9) consecutive months (or such longer period of time as permitted by the Act) by such Majority of Holders and any other Holders of any of the Registrable Securities who notify the Company within twenty (20) days after receipt of notice by registered or certified mail from the Company of such request. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the SEC and maintained continuously effective for a period of at least nine (9) months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration.

               (b) The Company covenants and agrees to give written notice by registered or certified mail of any registration request under this SECTION 6.3 by the Majority of Holders to all other registered Holders of any of the Registrable Securities within ten (10) days from the date of the receipt of any such registration request.


               (c)  Any written request by the Holders made pursuant to this
SECTION 6.3 shall:

                    (i) specify the number of Registrable Securities which the Holders intend to offer and sell and the minimum price at which the Holders intend to offer and sell such securities;

                    (ii) state the intention of the Holders to offer such securities for sale;

                    (iii) describe the intended method of distribution of such securities; and

                    (iv) contain an undertaking on the part of the Holders to provide all such information and materials concerning the Holders and take all such action as may be reasonably required to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the registration statement.

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          6.4  COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In
connection with the filing of any Registration Document by the Company, the Company covenants and agrees as follows:

               (a) The Company shall use its best efforts to file a registration statement within forty-five (45) days of receipt of any demand pursuant to SECTION 6.3, and shall use its best efforts to have any such registration statement declared effective at the earliest practicable time. The Company will promptly notify each Holder of such Registrable Securities and confirm such advice in writing, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information.

     The Company shall furnish to each Holder of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holders.

               (b) The Company shall pay all costs (excluding transfer taxes, if any, and the Holders' pro-rata portions of the selling discount or commissions), fees and expenses in connection with all registration statements filed pursuant to SECTION 6.2 and SECTION 6.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses and the fees and expenses of one (1) legal counsel to the Holders, so chosen by the Holders. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to SECTION 6.3(c). If the Company shall fail to comply with the provisions of SECTION 6.3(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all special and consequential damages sustained by the Holder(s) requesting registration of their Registrable Securities.

               (c) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for at least nine (9) months (or such longer period as permitted by the Act), and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder or Holders of Registrable Securities set forth in such registration statement. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company will promptly notify each Holder of Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are required by the Holder(s), provided that the Company

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shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. The Company shall use its good faith reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities of the United States or any State thereof as may be reasonably necessary to enable the Holder(s) thereof to consummate the disposition of such Registrable Securities.

               (d) The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of SECTION 15 of the Act or
SECTION 20(a) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters as contained in the Underwriting Agreement.

               (e) If requested by the Company prior to the filing of any registration statement covering the Registrable Securities, each of the Holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of SECTION 15 of the Act or SECTION 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by such Holder, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company, except that the maximum amount which may be recovered from each Holder pursuant to this paragraph or otherwise shall be limited to the amount of net proceeds received by the Holder from the sale of the Registrable Securities.

               (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the filing of any registration statement or the effectiveness thereof.

               (g) The Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any registration statement filed pursuant to SECTION 6.3 hereof without the prior written consent of the Majority of Holders which consent will not be unreasonably withheld or delayed.

               (h) The Company shall furnish to each Holder participating in an offering and to the managing underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "COLD

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COMFORT" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                    (i) The Company shall deliver promptly to each Holder participating in an offering and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all non-privileged memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

                    (j) With respect to a registration statement filed pursuant to SECTION 6.3, the Company, if requested, shall enter into an underwriting agreement with the managing underwriter, reasonably satisfactory to the Company, selected for such underwriting by a Majority of Holders requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders, if required by the underwriter to be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities, may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                    (k)  Notwithstanding the provisions of SECTION 6.2 or
SECTION 6.3 of this Agreement, the Company shall not be required to effect or cause the registration of Registrable Securities pursuant to SECTION 6.2 or
SECTION 6.3 hereof if, within thirty (30) days after its receipt of a request to register such Registrable Securities (i) counsel for the Company delivers an opinion to the Holders and to the Company's transfer agent requesting registration of such Registrable Securities, in form and substance satisfactory to counsel to such Holder(s), to the effect that the entire number of Registrable Securities proposed to be sold by such Holder(s) may otherwise be sold, in the manner proposed by such Holder(s), without registration under the Securities Act, or (ii) the SEC shall have issued a no-action position, in form and

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substance satisfactory to counsel for the Holder(s) requesting registration of such Registrable Securities, to the effect that the entire number of Registrable Securities proposed to be sold by such Holder(s) may be sold by it, in the manner proposed by such Holder(s), without registration under the Securities Act; PROVIDED, HOWEVER, if the Company's transfer agent does not permit the sale of the Registrable Securities upon request or for any other reason such sale is delayed, the Company shall thereafter immediately register the Registrable Securities for sale under the Act.

                    (l) After completion of the Public Offering, the Company shall not, directly or indirectly, enter into any merger, business combination or consolidation in which (a) the Company shall not be the surviving corporation and (b) the shareholders of the Company are to receive, in whole or in part, capital stock or other securities of the surviving corporation, unless the surviving corporation shall, prior to such merger, business combination or consolidation, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "REGISTRABLE SECURITIES" shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, business combination or consolidation, provided that to the extent such securities to be received are convertible into shares of Common Stock of the issuer thereof, then any such shares of Common Stock as are issued or issuable upon conversion of said convertible securities shall also be included within the definition of "REGISTRABLE SECURITIES."

     7.   ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

          7.1 ADJUSTMENT FOR DIVIDENDS, SUBDIVISIONS, COMBINATIONS OR RECLASSIFICATIONS. In case the Company shall (a) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company; then, and in each such case, the per share Exercise Price and the number of Warrant Securities in effect immediately prior to such action shall be adjusted so that the Holder of this Warrant thereafter upon the exercise hereof shall be entitled to receive the number and kind of shares of the Company which such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to this
SECTION 7.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this section, the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such class of capital stock.

     Immediately upon any adjustment of the Exercise Price pursuant to this section, the Company shall send written notice thereof to the Holder of Warrant Certificates (by first class mail, postage prepaid), which notice shall state the Exercise Price resulting from such adjustment, and any increase or decrease in the number of Warrant Securities to be acquired

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upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          7.2 ADJUSTMENT FOR REORGANIZATION, MERGER OR CONSOLIDATION. In case of any reorganization of the Company or consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant Agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such reorganization, consolidation, merger, conveyance, sale or transfer. Such supplemental Warrant Agreement shall provide for adjustments which shall be identical to the adjustments provided in this SECTION 7 and such registration rights and other rights as provided in this Agreement. The Company shall not effect any such consolidation, merger, or similar transaction as contemplated by this paragraph, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holders, the obligation to deliver to the Holders, such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and to perform the other obligations of the Company under this Agreement. The above provision of this SECTION 7.2 shall similarly apply to successive consolidations or successively whenever any event listed above shall occur.

          7.3 DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise of all of the Warrants distribute to its shareholders any assets, property, rights, evidences of indebtedness, securities (other than a distribution made as a cash dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdictions of incorporation of the Company), whether issued by the Company or by another, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such distribution as if the Warrants had been exercised immediately prior to such distribution. At the time of any such distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection or an adjustment to the Exercise Price, which shall be effective as of the day following the record date for such distribution.

          7.4 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this SECTION 7, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          7.5 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than $.01 per Share; PROVIDED, HOWEVER, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least $.01 per Share.

          7.6 ACCOUNTANT'S CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Exercise Price or the number of any securities issuable upon exercise of the Warrants, the Company, at its expense, shall cause independent certified public accountants of recognized standing selected by the Company (who may be the independent certified public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to any Holder of the Warrants at the Holders' address as shown on the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including, but not limited to, a statement of (i) the Exercise Price at the time in effect, and (ii) the number of additional or fewer securities and the type and amount, if any, of other property which at the time would be receivable upon exercise of the Warrants.

     8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     9. ELIMINATION OF FRACTIONAL INTEREST. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests may be eliminated, at the Company's option, by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights, or in lieu thereof paying cash equal to such fractional interest multiplied by the Market Value of a share of Common Stock.

     10. RESERVATION, VALIDITY AND LISTING. The Company covenants and agrees that during the exercise period, the Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise under this Warrant Certificate. The Company covenants and agrees that, upon exercise of the Warrants, and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly authorized, validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed and quoted (subject to official notice of issuance) on all securities exchanges and systems on which the Common Stock are then listed and/or quoted, including Nasdaq and the American Stock Exchange.

     11. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders of the Warrants the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date of the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notices shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     12. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by (i) facsimile; and (ii) delivered personally or by overnight courier or mailed by registered or certified mail, return receipt requested:

          (a) If to the registered Holder of any of the Registrable Securities, to the address of such Holder as shown on the books of the Company.

     With a copy to:

                    Lawrence G. Nusbaum, Esq.
                    Gusrae, Kaplan & Bruno, PLLC
                    120 Wall Street, 11th Floor
                    New York, New York 10005
                    Fax: (212) 809-5449

          (b) If to the Company, to the address set forth below or to such other address as the Company may designate by notice to the Holders.

                    Andrew S. Wyant
                    President and Chief Executive Officer
                    Natural Golf Corporation
                    1200 Business Center Drive, Suite 400
                    Mount Prospect, Illinois 60056
                    Fax: (847) 781-0280

     With a copy to:

                    Jeffrey R. Patt, Esq.
                    Michael J. Diver, Esq.
                    Katten Muchin Zavis Rosennan
                    525 West Monroe Street, Suite 1600
                    Chicago, Illinois 60661-3693
                    Fax: (312) 902-1061

     13. ENTIRE AGREEMENT: MODIFICATION. This Agreement (and the Underwriting Agreement to the extent applicable) contain the entire understanding between the parties hereto with respect to the subject matter hereof, and the terms and provisions of this Agreement may not be modified, waived or amended except in a writing executed by the Company and a Majority of Holders. Notice of any modification, waiver or amendment shall be promptly provided to any Holder not consenting to such modification, waiver or amendment.

     14. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     15. TERMINATION. This Agreement shall terminate at the earlier of (i) the public sale of all of the Registrable Securities, or (ii) at the close of business on _______________, 200_. Notwithstanding the foregoing, the indemnification provisions of SECTION 6 shall survive such termination.

     16. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the IN PERSONAM jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of IN PERSONAM jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

     17. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     18. CAPTIONS. The caption headings of the sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriters and any other registered Holder(s) of the Warrant Certificates or Registrable Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriters and any other Holder(s) of the Warrant Certificates or Registrable Securities.

     20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                    NATURAL GOLF CORPORATION


                                    By:
                                       -----------------------------------------
                                          Andrew S. Wyant
                                          President and Chief Executive Officer
ATTEST:



-----------------------------------
Frederic M. Schweiger, Secretary

                                    GILFORD SECURITIES INCORPORATED


                                    By:
                                       -----------------------------------------
                                          Name:
                                          Title:

                            NATURAL GOLF CORPORATION


                               WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M. EASTERN TIME ON ___________, 200__


NO. W-__________                                 __________ Common Stock
                                                 Representative Warrants


     This Warrant Certificate certifies that, or registered assigns, is the registered holder of Common Stock Representative Warrants of Natural Golf Corporation (the "COMPANY"). Each Common Stock Representative Warrant permits the Holder hereof to purchase initially, at any time from __________, 2004 ("PURCHASE DATE") until 5:30 p.m. Eastern Time on __________, 2009 ("EXPIRATION TIME"), one (1) share of the Company's Common Stock at the initial exercise price, subject to adjustment in certain events (the "EXERCISE PRICE"), of $8.25 per share (165% of the public offering price).

     Any exercise of Common Stock Representative Warrants shall be effected by surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of ____________, 2003, between the Company and Gilford Securities Incorporated, as the same may be amended or modified from time to time (the "REPRESENTATIVE'S WARRANT AGREEMENT"). Payment of the Exercise Price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company in the event there is no cashless exercise pursuant to SECTION 3.1(b) of the Representative's Warrant Agreement. The Common Stock Representative Warrants are also referred to as "WARRANTS."

     No Warrant may be exercised after the Expiration Time, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Representative's Warrant Agreement, which Representative's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation or rights, obligations, duties and immunities thereunder of the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants.

     The Representative's Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Representative's Warrant Agreement.

     Upon due presentment for registration or transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Representative's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Representative's Warrant Agreement shall have the meanings assigned to them in the Representative's Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.


Dated as of ___________, 2003

                                    NATURAL GOLF CORPORATION


                                    By:
                                       -----------------------------------------
                                          Andrew S. Wyant
                                          President and Chief Executive Officer

ATTEST:



----------------------------------
Frederic M. Schweiger, Secretary

                                   EXHIBIT "A"

                      FORM OF SUBSCRIPTION (CASH EXERCISE)

                  (To be signed only upon exercise of Warrant)


TO:  Natural Golf Corporation
     1200 Business Center Drive, Suite 400
     Mount Prospect, Illinois 60056


     The undersigned, the Holder of Warrant Certificate number __________ (the "WARRANT"), representing _____________ Common Stock Representative Warrants of Natural Golf Corporation (the "COMPANY"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, ___________ Shares of the Company, and herewith makes payment of $___________ therefore, and requests that the certificates for such securities be issued in the name of, and delivered to, ______________________________________, whose address is
______________________________________________________________, all in
accordance with the Representative's Warrant Agreement and the Warrant Certificate.


Dated:
      ----------------------


                                      ------------------------------------------
                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)


                                      ------------------------------------------


                                      ------------------------------------------


                                      ------------------------------------------
                                      Address


                                      ------------------------------------------
                                      Social Security Number or
                                      Tax Identification Number

                                   EXHIBIT "B"

                    FORM OF SUBSCRIPTION (CASHLESS EXERCISE)

TO:  Natural Golf Corporation
     1200 Business Center Drive, Suite 400
     Mount Prospect, Illinois 60056


     The undersigned, the Holder of Warrant Certificate number ___________ (the "WARRANT"), representing _________ Common Stock Representative Warrants of Natural Golf Corporation (the "COMPANY"), which Warrant is being delivered herewith, hereby irrevocably elects the cashless exercise of the purchase right provided by the Representative's Warrant Agreement and the Warrant Certificate for, and to purchase thereunder, Shares of the Company in accordance with the formula provided at SECTION 3.1(b) of the Representative's Warrant Agreement. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to, ____________________, whose address is ______________________________________________________________, all in
accordance with the Warrant Certificate.


Dated:
      -------------------


                                      ------------------------------------------
                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)


                                      ------------------------------------------


                                      ------------------------------------------


                                      ------------------------------------------
                                      Address


                                      ------------------------------------------
                                      Social Security Number or
                                      Tax Identification Number

                               FORM OF ASSIGNMENT

                (To be exercised by the registered holder if such
               Holder desires to transfer the Warrant Certificate)



     FOR VALUE RECEIVED ________________________________________________ hereby sells, assigns and transfers unto:


               ------------------------------------
               Print Name of Transferee


               ------------------------------------
               Address


               ------------------------------------
               City          State         Zip Code


this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                                Signature:
      ----------------------------


                                      ------------------------------------------
                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)



                                      ------------------------------------------


                                      ------------------------------------------
                                      Social Security Number or Other
                                      Identifying Number of Assignee